UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2009
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On November 20, 2009, the Compensation Committee of the Board of Directors of Clearfield, Inc. (the “Company”) granted options to purchase the Company’s common stock to the Company’s executive officers for performance in the Company’s fiscal year ended September 30, 2009.  Pursuant to this action, Cheryl P. Beranek, Chief Executive Officer, was granted an option to purchase 25,000 shares of common stock; Johnny Hill, Executive Vice President and Chief Operating Officer, was granted an option to purchase 25,000 shares of common stock; and Bruce G. Blackey, Chief Financial Officer, was granted an option to purchase 10,000 shares of common stock.  The stock options were granted as incentive stock options pursuant to the Company’s 2007 Stock Compensation Plan, as amended, have a term of seven years, vest and become exercisable as to one-third of the shares on the first three anniversaries of the date of grant, and have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated:	November 20, 2009	By:	/s/ Cheryl Beranek
Cheryl Beranek, Chief Executive Officer